UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2010

CHINA NATURAL GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31539	98-0231607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis 35 Tang Yan Road, Hi-Tech Zone Xian, 710065, Shaanxi Province China
(Address of Principal Executive Offices) (Zip Code)

86-29-88323325
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On December 20, 2010, the Board of Directors of China Natural Gas, Inc. (the "Company") appointed Shaocheng "Bode" Xu, aged 36, as the Company’s Chief Financial Officer. From March 2007 to December 2010, Mr. Xu served as the chief financial officer for Yanglin Soybean, Inc., a China-based company listed on the Over-the-Counter Bulletin Board (“OTCBB”), which is engaged in the manufacturing, distribution and sales of non-genetically modified soybean products. From 2006 to 2007, Mr. Xu was a senior financial consultant with Dow Jones Business Consultants in Shanghai, where he assisted clients with analyzing financial management processes and evaluating their financial reporting and internal control systems. From 2005 to 2006, Mr. Xu was an internal control operations supervisor with Citigroup Corporate Banking Asia Pacific Operations Center in Shanghai, where he primarily focused on operations management and reviewed procedures to improve the maintenance of client information and documents.  Mr. Xu also served as a Corporate Management Coordinator at United Automotive Electronics System Co., Ltd., in Shanghai, where he organized and coordinated production processes and formulated and implemented the annual budget for the office electronics. He is an affiliate of the Association of Chartered Certified Accountants (ACCA) and holds a Master of Professional Accounting degree (MPAcc) from Shanghai University of Finance and Economics and a BA degree from Foreign Affairs College in Beijing.

On December 20, 2010, the Company and Mr. Xu entered into an employment agreement ("Employment Agreement") for a term of three years.  Under the terms of the Employment Agreement, Mr. Xu will receive a total annual salary of RMB600,000, to be paid in twelve monthly installments of RMB50,000.  However, during the probationary period, which consists of the first six months of employment, 20% of the monthly salary will be withheld and paid out in one installment upon the successful completion of the first year of employment.  In addition, upon the one year anniversary of his employment with the Company, Mr. Xu will be entitled to receive a yet to be determined amount of stock options.  The stock options will vest in equal increments over a four year period, commencing on the first year anniversary of Mr. Xu's employment with the Company.

The foregoing summary of the terms and conditions of the Employment Agreement is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated by reference into this Item 1.01.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated December 20, 2010 between the Company and Shaocheng Xu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2010
CHINA NATURAL GAS, INC.

By:	/s/ Qinan Ji
Name:	Qinan Ji
Title:	Chief Executive Officer